AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS PURCHASE AGREEMENT,  (this “Agreement”) made this 28th  day of October, 2010, by and between Kenneth S. Barton, an individual (“Seller”), I-Web Media, Inc., a Delaware corporation (the “Company” or “I-Web”), and Rockland Group, LLC, a Texas limited liability company (“Purchaser”), setting forth the terms and conditions upon which Sellers will sell to Purchasers and Purchasers will buy from Sellers certain securities (the “Securities”) consisting of Ten Million (10,000,000) shares of I-Web Media, Inc. common stock (the “Shares”).  Together the Seller, Masters and the Purchaser are referred to herein as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH

WHEREAS, the Seller owns 10,000,000 shares of common stock of the Company, representing approximately 90% of the issued and outstanding stock of the Company;

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, the Shares in accordance with the terms set forth herein;

WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

WHEREAS, the Partiess have appointed Jody M. Walker Attorney At Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchasers for the sale of the Shares and all documents, stock certificates, stock powers and corporate records of I-Web, in the Jody M. Walker Attorney at Law COLTAF Trust Account, unless other arrangements are agreed to by the Parties.

WHEREAS, the Parties and Escrow Agent, have entered into an ESCROW AGREEMENT dated October 28, 2010, a copy of which is attached hereto as Exhibit A.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE I
SALE OF SECURITIES

1.01           Subject to the terms and conditions of this Agreement, and the representation and warranties contained herein, the Seller agrees to sell the Shares to the Purchaser for a total of Two Hundred Fifty Thousand Dollars (U.S.) ($250,000) (the “Purchase Price”).  This is a private transaction between the Seller and Purchaser.

1.02           The Seller and Purchaser hereby appoint Jody M. Walker, Attorney At Law, to act as the Escrow Agent as to the distribution of the Funds received for the sale of the Shares and distribution of the shares and documents of I-Web to be held in the Escrow Account, unless it is agreed by the Parties that the documents and certificates shall be distributed to the Purchaser in another way.

1.03           Payment:    The Parties agree that the full Purchase Price of Two Hundred Fifty Thousand Dollars ($250,000) has been or will be wired on or before November 2, 2010 (the “Closing Date”), to the Jody M. Walker COLTAF Trust Account (“Escrow Account”). Of this sum, Two Hundred Twenty-Five Thousand Dollars ($225,000) is fully refundable (less escrow and wire transfer fees) for any reason or for no reason until the close of the transaction.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller and the Company represent and warrant as of the date hereof and as of the Closing, as follows:

2.01           Organization;     I-Web is a Delaware corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Delaware and elsewhere.  All actions taken by the incorporators, directors and/or shareholders of I-Web have been valid and in accordance with the laws of the state of Delaware.  The Company is a fully reporting company under the Securities and Exchange Act of 1934, as amended (the “’34 Act”), public company listed on the OTC Bulletin Board, and has been assigned the trading symbol of IWBM.  After the Purchase, the Purchaser of the Shares shall file the appropriate filing(s) disclosing the acquisition of the Shares by the Purchaser (”Disclosure Document”).

The Company was validly created pursuant to that certain Joint Debtors Plan of Reorganization approved by the U.S. Bankruptcy Court, Central District of California (Case No.:  1:08-bk-16944-GM) in the matter of In Re Corporate Services, Inc. (the “Bankruptcy Case”). The Court ordered this subsidiary/affiliate to be newly incorporated and ordered it to issue stock and warrants, with some to be free of all restrictions pursuant to Section 1145 of Title 11 of the United States Bankruptcy Code.

2.02           Capital.   The authorized capital stock of I-Web consists of 100,000,000 shares of Common Stock, $0.0001 par value, and 20,000,000 shares of Preferred Stock, $0.0001 par value, of which approximately 11,125,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.  All outstanding shares and warrants are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  In addition there are 5,000,000 warrants outstanding, each to purchase one share of Common Stock. The warrants are denominated as follows: 1,000,000 “A” warrants exercisable at $1.00 each; 1,000,000 “B” warrants exercisable at $2.00 each; 1,000,000 “C” warrants exercisable at $3.00 each; 1,000,000 “D” warrants exercisable at $4.00 each; 1,000,000 “E” warrants exercisable at $5.00 each. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating I-Web to issue or to transfer from treasury any additional shares of its capital stock other than the warrants described above.  None of the outstanding Shares of I-Web are subject to any stock restriction agreements.  There are approximately 95 shareholders of record of I-Web. All of such shareholders have valid title to such Shares and acquired their Shares in a lawful transaction and in accordance with Delaware corporate law and the applicable securities laws and bankruptcy laws of the United States.  Of the 11,125,000 shares of common stock of the Company, 1,000,000 shares, and all the shares underlying the warrants described herein, were validly issued pursuant to an exemption from registration provided by Section 1145 of Title 11 of the United States Bankruptcy Code and, as a result, are freely tradeable (see Exhibit B).

2.03           Subsidiaries.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or limited liability company or any other Subsidiary of such corporation or limited liability company owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or limited liability company or any other Subsidiary of such corporation or limited liability company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  The Company has no subsidiaries.

2.04           Financial Statements.   The Company has audited financial statements and more recent unaudited financial statements which can be found on Edgar in the last Form 10 and 10-Q that were filed.

2.05          Filings with Government Agencies.  I-Web is a reporting company and is current in its annual and quarterly reports with the SEC.  The Company recently filed a 10-Q with the SEC with unaudited financial statements covering the period ended June 30, 2010.  I-Web has made all filings with the state of Delaware that might be required.  Upon the purchase of the Shares by the Purchasers, those Purchasers will have the full responsibility for filing any and all documents required by the Securities and Exchange Commission, and/or any other government agency that may be required.  The Seller will supply the Purchaser with all information that is currently available for the Company.  After the Closing, the Purchaser understand that the Seller will have no responsibility whatsoever for any filings made by the Company in the future, either with the SEC, FINRA, DTC or the State of Delaware.

2.06           Liabilities.  It is understood and agreed that the purchase of the Common Stock is predicated on I-Web not having any liabilities at closing, and the Company will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid by the Company or the Seller at Closing.  The Seller is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its securities. To the best of knowledge of the Sellers, there is no dispute of any kind between I-Web and any third party, and no such dispute will exist at the Closing of this transaction, and at the Closing, I-Web will be free from any and all liabilities, liens, claims and/or commitments.  The Seller agrees to indemnify the Purchaser against any past liabilities pertaining to its conduct of business that should arise within six (6) months of closing.

2.07           Tax Returns.  I-Web has had no business activity and has not filed either federal income tax returns or state income tax returns, but is current with the State of Delaware Franchise tax.  As of closing, there shall be no taxes of any kind due or owing.  The Seller agrees to assist the Purchaser and the Company with the preparation of the Company’s tax returns by providing any information reasonably needed by the preparer of the tax returns.

2.08           Ability to Carry Out Obligations.  The Seller has the right, power, and authority to enter into, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Seller and the performance by the Seller of his obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which I-Web the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause I-Web (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of I-Web or upon the Shares.

2.09           Contracts, Leases and Assets.  I-Web is not a party to any contract, agreement or lease other than its agreement with its stock transfer agent (unless such contract, agreement or lease has been assigned to another party or I-Web has been released from its obligations thereunder).  No person holds a power of attorney from I-Web or the Seller.  At the Closing, I-Web will have no assets or liabilities.

2.10           Guaranties.  The Company has not guaranteed any dividend, obligation or indebtedness of any person or legal entity; nor has any person or legal entity guaranteed any dividend, obligation or indebtedness of the Company.

2.11           Compliance with Laws.  To the best of knowledge of the Seller, I-Web has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining.  To the best of the knowledge of the Sellers, I-Web has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.  At the time that I-Web sold Shares to the Seller, the Company was entitled to use the exemptions provided by the Securities Act of 1933 and/or the exemption provided by Section 1145 of the Bankruptcy Code relative to the sale of its securities, including, but not limited to, the Shares.  The Shares being sold herein are being sold in a private transaction between the Seller and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.12           Litigation.  To the best of the knowledge of the Sellers, I-Web is not a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against I-Web.  I-Web is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.13           Conduct of Business.  Prior to the Closing, I-Web shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, or redeem, sell, or issue any stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.14           Books and Records.  The Company keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities.  The minute books of the Company contain records of their shareholders’ and directors’ meetings and of action taken by such shareholders and directors.  The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.  Attached hereto as Exhibit C is a list of all contracts to which the Company is a party or obligated as of the Closing Date, and the Company hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

2.15           Closing Documents.   All articles, bylaws, minutes, consents or other documents pertaining to I-Web to be delivered at the Closing shall be valid and in accordance with the laws of Delaware.

2.16           Title.   The Seller has good and marketable title to all of the Shares being sold by him to the Purchaser pursuant to this Agreement.  The securities will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the securities are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such securities.  Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities.  There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the securities by purchasers (and/or assigns) impair, restrict or delay voting rights with respect to the securities.

2.17           Transfer of Shares.  The Seller will have the responsibility for sending all certificates representing the Shares, along with the proper Stock Powers with Bank Signature Guarantees and assignments acceptable to the Escrow Agent for delivery to the Purchaser, or shall make other arrangements for delivery acceptable to Purchaser.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for the Company to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.18           Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
CLOSING

3.01           Closing for the Purchase of Common Stock and Warrants.  The Closing (the “Closing”) of this transaction for the purchase of the Shares  will occur when all of the documents and consideration described in 3.02 below, have been delivered, or other arrangements made and agreed to.  Unless the Closing of this transaction takes place on or before October 29, 2010, then either party may terminate this Agreement.

If this Agreement is terminated due to the failure of the Seller to provide the documents specified in Section 3.02 below, then all consideration paid by the Purchaser shall be returned to the Purchaser.

3.02           Documents and Payments to be Delivered at Closing of the Common Stock Purchase.  As part of the Closing of the purchase of the Shares , the following documents, in form reasonably acceptable to counsel to the Parties, shall be delivered:

(a)          By the Sellers:

(i)            Certificate of Incorporation and all amendments thereto;

(ii)           Bylaws and all amendments thereto;

(iii)          Minutes and Consents of Shareholders;

(iv)          Minutes and Consents of the board of directors;

(v)           List of officers and directors;

(vi)          Evidence of Good Standing with the Secretary of State of Delaware;

(vii)         Current Shareholder list from the Transfer Agent;

(viii)	True and correct copies of all of the business records of I-Web, including but not limited to correspondence files and agreements and contracts;

(ix)
Stock certificates along with stock powers with medallion-guarantees acceptable to the transfer agent, representing the Shares (10,000,000 shares of common stock of the Company), endorsed in favor of the name or names as designated by Purchaser or left blank;

(x)	Board of directors resolution appointing a new President, Secretary and Treasurer of the Company as designated by Purchaser, and the acceptance of all resignations of all officers of I-Web;

(xi)	Resignations of all officers of I-Web;

(xii)
Board of directors resolution appointing new director(s) of I-Web as designated by  the Purchaser and the resignation of all its current directors (the resignation of one of the current directors will not be effective until the applicable waiting period for a Schedule 14f-1 or Schedule 14-C Information Statement, filed by the Company, has run;

(xiii)	Board of directors resolution approving the signing of this Agreement by the Company and confirming the representations and warranties of the Company in this Agreement; and

(xiv)	Such other documents of I-Web as may be reasonably required by Purchaser, if available.

(b)          By Purchasers:

(i)           Wire transfer to the Jody M. Walker Attorney At Law COLTAF Trust Account the amount of $250,000, representing the total Purchase Price for the Shares.

WIRE TRANSFER INSTRUCTIONS

First Bank of Colorado
P.O. Box 4667
Englewood, CO 80155
303-274-5000
ABA#107005047

For the account of:

Jody M. Walker
Coltaf Trust Account
7841 South Garfield Way
Centennial, CO 80122
Account #4190517461

3.03           Conditions Precedent.  This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

The obligation of the Purchaser to pay the Purchase Price shall be subject to the fulfillment (or waiver by the Purchaser), at or prior to the Closing or the applicable delivery date thereof, of the following conditions, which the Seller and the Company agree to use their best efforts to cause to be fulfilled:

(a)           Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Article 2 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; the Seller and the Company shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)           Consents.  Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c)           Litigation.  No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the Shares or the Company.

(d)           Proceedings and Documentation.  All corporate and other proceedings of the Company in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the Purchaser and the Purchaser’s counsel, and the Purchaser and the Purchaser’s counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Purchaser is entitled and as may be reasonably requested.

(e)           Property Loss.  No portion of I-Web’s assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to the Purchaser through the proceeds of applicable insurance or condemnation award.

(f)           Consents and Approvals.  All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable the Purchaser to fully operate the business of I-Web as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.  Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

ARTICLE IV
INVESTMENT INTENT

4.01           Transfer Restrictions.  The Purchaser (and/or assigns) agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02.          Investment Intent.  The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03.          No Advertisement.   The Purchaser acknowledges that the Shares have been offered to them in direct communication between them and Seller, and not through any advertisement of any kind.

4.04.          Knowledge and Experience.   (a) The Purchaser acknowledges that it hass been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchaser acknowledges that Seller has given them and all of their counselors access to all information relating to I-Web’s business that they or any one of them have requested. The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of I-Web so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05.          Restrictions on Transferability.   The Purchasers are aware of the restrictions on transferability of the Shares and further understand the certificate representing these shares shall bear the following legend.

(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchaser understands that these Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c) I-Web and/or Seller has neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

ARTICLE V
COVENANTS, INDEMNIFICATION

5.01           To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the Seller and the Company covenant and agree as follows:

(a)           Notices and Approvals.  The Company and the Seller agree: (a) to give all notices to third parties which may be necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b)           Information for the Purchaser’s Statements and Applications.  The Seller and the Company and their employees, accountants and attorneys shall cooperate fully with the Purchaser in the preparation of any statements or applications made by the Purchaser or the Company to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish the Purchaser with all information concerning the Company and the Seller necessary or deemed desirable by the Purchaser for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

(c)           Access to Information.  The Purchaser, together with his appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the Seller and the Company and have full access to all of the books and records of the other during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

ARTICLE VI
REMEDIES

6.01           Arbitration.   Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Texas in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02           Termination.  In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Seller has failed to comply with all material terms of this Agreement have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction.

6.03           Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

6.04           Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
MISCELLANEOUS

7.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by both Parties.

7.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

7.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

7.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, and the Escrow Agreement contain the entire agreement and understanding between the Parties, and supersede all prior agreements and understandings.

7.06           Significant Changes   The Seller understands that significant changes may be made in the capitalization and/or stock ownership of I-Web, which changes could involve a forward or reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of I-Web.

7.07           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

7.08           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day if faxed or sent by overnight mail, and properly addressed or faxed as follows:

If to the Seller:

Kenneth S. Barton

Phone:
Fax:
E-mail:

If to the Company:

I-Web Media, Inc.

Attn.	Kenneth S. Barton
Phone:
Fax:
E-mail:

If to the Purchaser:

Rockland Group, LLC
706 Hillcrest Dr.
Richmond, TX 77469
Attn.        Harry Pond
Phone:
Fax:
Email: rockhpond@gmail.com

7.09           Binding Effect.     This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.10           Effect of Closing.   All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

7.11           Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.12           Expenses.  Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.13           Finders’ and Related Fees.  Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.14           Governing Law.  This Agreement has been negotiated and executed in the State of Texas and shall be construed and enforced in accordance with the laws of such state.

7.15           Forum.  Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Dallas County, Texas.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

“Seller”	“Purchaser”

Kenneth S. Barton	Rockland Group, LLC
an individual	a Texas limited liability company

/s/ Kenneth S. Barton	/s/ Harry Pond
By: Kenneth S. Barton	By: Harry Pond
Its: Manager

“Company”

I-Web Media, Inc.,
a Delaware corporation

/s/ Kenneth S. Barton
By: Kenneth S. Barton
Its: Chief Executive Officer

Exhibit A

Escrow Agreement

Exhibit B

Masters Legal Opinion

Exhibit C

Material Contracts